SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF l934

MAGNITUDE INFORMATION SYSTEMS, INC.

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(Exact name of registrant as specified in its charter)

DELAWARE 75-2228828

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(State of incorporation or organization) (I.R.S. Employer Identification No.)

401 STATE ROUTE 24

CHESTER, NEW JERSEY 07930

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(Address of principal executive offices) (Zip Code)

If this Form relates to the registration of a If this Form relates to the registration of a class of securities pursuant to Section 12(b) of class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to the Exchange Act and is effective pursuant to

General Instruction A.(c), check the following General Instruction A.(d), check the following box. [_] box.. [X]

Securities Act registration statement file number to which this form relates:

333-73992

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Securities to be registered pursuant to Section 12(b) of the Act:

NONE

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Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, $0.0001 PAR VALUE PER SHARE

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(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the Common Stock of Registrant set forth under the caption "DESCRIPTION OF CAPITAL STOCK" at page 45 of the Company's Prospectus, forming a part of its Registration Statement on Form SB-2, as amended by Amendment No. 3 thereto (File No. 333-73992) as filed with the Securities and Exchange Commission on December 23, 2002, or as subsequently amended (the "Registration Statement") is hereby incorporated by reference herein.

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ITEM 2. EXHIBITS.

The following exhibits are incorporated by reference herein from the documents indicated:

Exhibit

Number Exhibit Title or Description

2.2+ Agreement and Plan of Merger with Rolina Corporation and Steven D. Rudnik, and Employment Agreement with Steven D. Rudnik, both of the date February 2 , 1998, as filed as Exhibit to the Company's report on Form 10-KSB for the year ended December 31, 1998. Incorporated herein by reference.

3(i)+ Articles of Incorporation and Amendments thereto, incorporated herein by reference to Exhibits of previous filings with the Commission.

3(ii)+ Bylaws of the Company, incorporated herein by reference to Exhibits of previous filings with the Commission.

4.1* Term Sheet

4.2* Form of Subscription Agreement

4.3* Form of Common stock Purchase Warrant

4.4* Form of Convertible Promissory Note

4.5* Form of Subscription Agreement

4.6* Form of Convertible Grid Promissory Note

4.7* Form of Common stock Purchase Warrant

4.8* Form of Convertible Promissory Note

4.9* Form of Common stock Purchase Warrant

4.10* Loan Agreement with S.Kroll

4.11* Form of Convertible Promissory Note

4.12* Form of Subscription Agreement

4.13* Form of Subscription Agreement

4.14* Form of Subscription Agreement

4.15* Form of Subscription Agreement

4.16* Form of Subscription Agreement

4.17* Form of Common stock Purchase Warrant

4.18* Amendment to the Company's Certificate of Incorporation as filed with the State of Delaware on January 31, 2000, and amended on March 20, 2000, designating a new class of Series B Senior Convertible Preferred Stock.

4.19* Form of Common stock Purchase Warrant

4.20+ Amendment to the Company's Certificate of Incorporation as filed with the State of Delaware on January 31, 2000, and amended on March 20, 2000, designating a new class of Series C Senior Convertible Preferred Stock

4.21* Agreement with S.Rudnik, re: convertible debt

4.22* Consulting agreement with G.Shemano

4.23* Form of Common stock Purchase Warrant

4.24+ Amendment to the Company's Certificate of Incorporation as filed with the State of Delaware on January 31, 2000, and amended on March 20, 2000, designating a new class of Series A Senior Convertible Preferred Stock.

4.25 Letter Agreement by and between the Company and Consulting for Strategic Growth, Ltd., dated May 8, 2001.

4.26 Letter Agreements by and between the Company and Rodman & Renshaw, Inc. dated June 26, 2001 and September 4, 2001, respectively.

4.27 Form of Subscription Agreement.

4.28 Form of Subscription Agreement.

4.29 Form of Subscription Agreement.

4.30 Form of Subscription Agreement.

10.1* Resignation Agreement dated July 21, 1999, between J. Swon and B. Deichl and the Company, incorporated herein by reference to the Exhibit of Form S-8 filed with the Commission on August 3, 1999.

10.2* Resignation Agreement dated January 28, 2000, between M. Martin and the Company, incorporated herein by reference to the Exhibit of Form S-8 filed with the Commission on January 31, 2000.

10.3* Employment Agreement, dated April 15, 1996 between the Company and Joerg Klaube, incorporated herein by reference and previously filed as an Exhibit to the Company's Form 10-KSB for the fiscal year ended December 31, 1997 with the Commission.

10.4* Employment Agreement, dated July 1, 1999 between the Company and John C. Duncan.

10.5+ Termination Agreement, dated as of August 1, 2001, by and between the Company and Torneaux

Fund, Ltd.

10.6* Contract by and between Lockheed Martin and the Company, dated December 21, 2000.

10.7 Employment Agreement, dated April 15, 2002 between the Company and Steven D. Rudnik.

10.8 Employment Agreement, dated February 15, 2002 between the Company and Mark Fuller.

10.9 Employment Agreement, dated April 15, 2002 between the Company and Joerg Klaube.

10.10 Employment Agreement, dated April 15, 2002 between the Company and Steven Jagels

99.1 Certification of Officers

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+Documents incorporated by reference to Magnitude's Annual Report previously filed on Forms 10-KSB for the fiscal years ended December 31, 2001and 2000 and Forms 10-QSB for the quarter ended March 31, 2002, June 30, 2002 and September 30, 2002 with the Securities and Exchange Commission.

*Filed as exhibits to the Company's Registration Statement and amendments thereto, on Form SB-2, Registration No. 333-73992, most recently filed with the Commission as Amendment No. 3 thereto on December 23, 2002.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 27, 2002 MAGNITUDE INFORMATION SYSTEMS, INC..

By: _/s/ Steven D. Rudnik

Steven D. Rudnik

Chief Executive Officer

EXHIBIT 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the registration statement of Magnitude Information, Inc. (the "Company") on Form 8A filed with the Securities and Exchange Commission on December 27, 2002 (the "Report"), I, Steven D. Rudnik, President and Chief Executive Officer and I, Joerg H. Klaube, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. I have reviewed this registration statement on Form 8A, seeking to register the class of Common Stock of Magnitude Information Systems, Inc. pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Registration Statement);

2. Based on my knowledge, this Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Registration Statement;

3. Based on my knowledge, the financial statements, and other financial information included in this Registration Statement, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Registration Statement;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 15d-14) for the registrant and I have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Registration Statement is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this Registration Statement; and

c) presented in this Registration Statement our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. I have disclosed, based on our most recent evaluation, to the registrant's auditors and the registrant's board of directors (which performs the equivalent function):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. I have indicated in this Registration Statement whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated: December 27, 2002 MAGNITUDE INFORMATION SYSTEMS, INC.

By:_ /s/ Steven D. Rudnik ________

Steven D. Rudnik

President and Chief Executive Officer

By:_ /s/ Joerg H. Klaube ______

Joerg H. Klaube

Chief Financial Officer